______________________________________________________________________________



               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549
                         _______________

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
                         _______________


        Date of Report (Date of earliest event reported):

                         January 1, 1996


                        TOYS "R" US, INC.
            (formerly Toys "R" Us-Headquarters, Inc.)
       (Exact Name of Registrant as Specified in Charter)


Delaware                     1-1117                 22-3260693
(State or Other            (Commission            (IRS Employer
Jurisdiction of            File Number)          Identification No.)
Incorporation)


            461 From Road, Paramus, New Jersey  07652
            (Address of Principal Executive Offices)


         Registrant's telephone number:  (201) 262-7800



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

Item 5.   Other Events.

          On January 1, 1996, Toys "R" Us, Inc. ("Toys 'R' Us") adopted a holding company form of organizational structure. The new holding company organizational structure provides to Toys "R" Us a framework that allows for and can accommodate future growth from internal operations, acquisitions or joint ventures, broadens the alternatives available for future financing, generally provides for greater administrative and operational flexibility and more efficient state tax planning.

          The holding company organizational structure was implemented by the merger of TRU Interim, Inc. into Toys "R" Us, which was the surviving corporation. Prior to the merger, TRU Interim, Inc. was a direct wholly-owned subsidiary of Toys "R" Us-Headquarters, Inc. (the "Holding Company"), a holding company organized for the purpose of implementing the holding company organizational structure and a direct wholly-owned subsidiary of Toys "R" Us. By virtue of the merger, Toys "R" Us became a direct wholly-owned subsidiary of the Holding Company, and all of Toys "R" Us' outstanding common stock was converted, on a share for share basis, into common stock of the Holding Company. As a result, each of the stockholders of Toys "R" Us became the owner of the same number of shares of common stock of the Holding Company as the number of shares of common stock of Toys "R" Us owned by such stockholder prior to the merger.

          At the time of the merger, the name of the Holding Company was changed to "Toys 'R' Us, Inc." and the name of Toys "R" Us was changed to "Toys 'R' Us-Delaware, Inc." The conversion of shares of common stock in the merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of common stock of Toys "R" Us are deemed to represent shares of common stock of the Holding Company.



                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    January 2, 1996


                                   TOYS "R" US, INC.



                                   By:  /s/ Louis Lipschitz
                                        Louis Lipschitz
                                        Senior Vice President-Finance
                                        and Chief Financial Officer